UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2014

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (630) 208-2200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
We held our annual meeting of stockholders on October 7, 2014. As of August 14, 2014, the record date for the annual meeting, 11,806,173 shares of our common stock, each entitled one vote per share, and 2,190,644 shares of Class B common stock, each entitled to 10 votes per share, were issued and outstanding. Accordingly, as of August 14, 2014, the combined voting power of our shares of common stock entitled to vote at the meeting was 33,712,613 votes. The following proposals, which are described in detail in our Proxy Statement filed with the Securities and Exchange Commission on August 22, 2014, were voted upon and approved at the annual meeting:

1
A proposal to elect six directors nominated to serve on our Board of Directors until the next annual meeting or until their successors are elected and shall have qualified, was approved with the following vote:

Nominee	For	Abstain/ Withhold	Broker Non-Votes
Edward J. Richardson	31,148,267	270,602	1,472,164
Scott Hodes	31,138,820	280,049	1,472,164
Paul J. Plante	31,148,518	270,351	1,472,164
Jacques Belin	31,189,122	229,747	1,472,164
James Benham	31,198,518	220,351	1,472,164
Kenneth Halverson	31,148,220	270,649	1,472,164

2
A proposal to ratify the selection of Ernst & Young, LLP as our independent registered public accounting firm for fiscal year 2015 was approved with 32,789,020 votes “FOR”, 73,362 votes “AGAINST” and 28,651 votes “ABSTAIN/WITHHOLD”.

3
A proposal to approve, on an advisory basis, the compensation of our Named Executive Officers was approved with 30,047,595 votes “FOR”, 1,365,829 votes “AGAINST” and 5,445 votes “ABSTAIN/WITHHOLD” and 1,472,164 broker non-votes”.

4
A proposal to approve an amendment to the 2011 Long-term incentive plan was approved with 30,091,266 votes “FOR”, 1,325,383 votes “AGAINST” and 2,220 votes “ABSTAIN/WITHHOLD” and 1,472,164 broker non-votes”.

5
A proposal to approve the amended and restated Certificate of Incorporation was approved with 31,382,184 votes “FOR”, 28,818 votes “AGAINST” and 7,867 votes “ABSTAIN/WITHHOLD” and 1,472,164 broker non-votes”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: October 8, 2014	By:	/s/ Kathleen S. Dvorak
	Name:	Kathleen S. Dvorak
	Title:	Chief Financial Officer